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                     SURGE COMPONENTS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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
                                                                                Year Ended November 30,
                                                                             ------------------------------
                                                                                 2000            1999
                                                                                 ----            ----
Basic earnings:

Net (loss) income..........................................................  $  (11,370,369)  $      85,064
                                                                             ==============   =============

Shares:
   Weighted common shares outstanding......................................       4,976,947       4,858,024
                                                                             ==============   =============

Basic (loss) earnings per common share.....................................  $        (2.28)  $         .02
                                                                             ==============   =============

Diluted earnings:

   Net (loss) income.......................................................  $  (11,370,369)  $      85,064
                                                                             ==============   =============

Shares:
   Weighted common shares outstanding......................................       4,976,947       4,858,024
   Convertible notes payable...............................................              --              --
   Class A warrants........................................................              --              --
   Preferred series B stock................................................              --              --
   Preferred series C stock................................................              --              --
   Employee stock options..................................................              --       1,018,444
                                                                             --------------   -------------
Total weighted shares outstanding*.........................................       4,976,947       5,876,468
                                                                             ==============   =============

Diluted (loss) earnings per common share...................................  $        (2.28)  $         .01
                                                                             ==============   =============

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* The shares issuable upon conversion of the convertible notes payable, the preferred stock and outstanding stock options and warrants are not included since their inclusion would be anti-dilutive.